UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27610	11-2882328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 792-9292
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Dr. David Whiting, an independent ophthalmologist who provides services in LCA-Vision’s greater Minneapolis, Minnesota vision centers, has informed the company that he intends to terminate his relationship with LCA-Vision and LasikPlus by December 1, 2007. Dr. Whiting also informed the company that he intends to continue to perform LASIK procedures in the Minneapolis market. LCA-Vision currently anticipates that a successor to Dr. Whiting will be identified prior to year end and that, with three surgeons continuing to practice at its Minneapolis vision centers, it will be able to meet patient demand in that market during the interim period. Historically, Dr. Whiting has been one of the leading LasikPlus surgeons. At this time, the company cannot assess the extent, if any, to which its business or results will be affected by competition from Dr. Whiting or by the inability to recruit a qualified replacement in a timely manner. Dr. Whiting served as a member of the company’s Board of Directors from June 2006 until August 21, 2007.
Forward-Looking Statements
This filing contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Actual results could differ materially from those stated or implied in such forward-looking statements due to risks and uncertainties associated with our business, including, without limitation, those concerning economic, political and sociological conditions; market acceptance of our services; the successful execution of marketing strategies to cost effectively drive patients to our vision centers, which recent results would indicate are no longer as effective as they have been in prior periods; competition in the laser vision correction industry; an inability to attract new patients; the possibility of long-term side effects and adverse publicity regarding laser vision correction; regulatory action against us or others in the laser vision correction industry; and the relatively high fixed cost structure of our business. For a further discussion of the factors that may cause actual results to differ materially from current expectations, please review our filings with the Securities and Exchange Commission, including but not limited to our Forms 10-K/A and 10-Q. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, we assume no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Alan H. Buckey

Alan H. Buckey
Executive Vice President/Finance and Chief Financial Officer
Date: September 28, 2007